EXHIBIT 21.1 SUBSIDIARIES OF HPS CORPOATE LENDING FUND Name Jurisdiction HLEND HOLDINGS A, L.P. DELAWARE HLEND HOLDINGS B, L.P. DELAWARE HLEND HOLDINGS C, L.P. DELAWARE HLEND HOLDINGS D, L.P. DELAWARE HLEND HOLDINGS A LUX SARL LUXEMBOURG HLEND HOLDINGS B LUX SARL LUXEMBOURG HLEND HOLDINGS A GP, LLC DELAWARE HLEND HOLDINGS B GP, LLC DELAWARE HLEND HOLDINGS C GP, LLC DELAWARE HLEND HOLDINGS D GP, LLC DELAWARE HLEND PROXIMA, LLC DELAWARE HLEND FEP, LLC DELAWARE HLEND OTM, LLC DELAWARE HLEND LUX SARL LUXEMBOURG